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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 8, 2002

                           FRIEDE GOLDMAN HALTER, INC.
                            (AS DEBTOR IN POSSESSION)
             (Exact name of registrant as specified in its charter)

           Mississippi                   0-22595                 72-1362492
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)


                          13085 Industrial Seaway Road
                           Gulfport, Mississippi 39503
                              (Address of principal
                                executive offices
                                  and zip code)

                                 (228) 896-0029
                         (Registrant's telephone number,
                              including area code)



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Item 2.   Disposition of Assets

     On July 25, 2002, the Board of Directors of Friede Goldman Halter, Inc. (OTCBB: FGHLQ) announced that Vision Technologies Kinetics, Inc. (VTK) (a wholly owned subsidiary of Singapore Technologies Engineering, Ltd.), provided the winning bid of $66 million to purchase Halter Marine from Friede Goldman Halter, Inc. in a U.S. Bankruptcy Court sanctioned auction.

     The sale includes the facilities of Halter Pascagoula, Halter Moss Point, Moss Point Marine, Halter Port Bienville, Halter Lockport, and Halter Gulfport East including the Corporate Headquarters and Gulfport Central. The closing of this sale is expected to take place in early September, following final Hart-Scott-Rodino approval. Halter will have a solid balance sheet and a financially strong parent. This, combined with Halter's history of being a market leader will put the newly formed VT-Halter Marine Group at the forefront of the industry.

     For additional information, reference is made to the Press Release dated July 25, 2002, a copy of which is attached as an exhibit hereto.

Item 7.  Financial Statements and Exhibits

         (c)

         Exhibit 99.1      Press Release of Registrant dated July 25, 2002



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           FRIEDE GOLDMAN HALTER, INC.

Date: August 8, 2002

                           By: /s/ T. Jay Collins
                              --------------------------------------------------
                              T. Jay Collins
                              Chief Executive Officer


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                                  EXHIBIT INDEX


       Exhibit No.               Description
       -----------               -----------
         *99.1                   Press Release of Registrant dated July 25, 2002


-------------------
* Filed herewith.



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